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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  ------------




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 26, 1998
                        (Date of earliest event reported)


                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                    0-21126           77-0204341
(State or other jurisdiction        (Commission        (IRS Employer
     of incorporation)              File Number)     Identification No.)


           2801 Mission College Boulevard, Santa Clara, CA 95052-8058
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 588-8000


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Item 5.  Other Events.
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         On January 26, 1998, S3 Incorporated (the "Company") announced it had entered into a $40 million patent purchase agreement with Cirrus Logic, Inc. ("Cirrus Logic"), to enable a patent portfolio exchange between the Company and Cirrus Logic (the "Agreement").

         Pursuant to the Agreement, the Company will buy 10 graphics patents and 25 graphics patent applications from Cirrus Logic for a purchase price of $40 million. The Company and Cirrus Logic also entered into a cross-licensing agreement pertaining to those Cirrus Logic patents not purchased by the Company and the Company's patents. The cross licensing agreement provides that the Company and Cirrus Logic will have a perpetual license to each other's graphics patents and additional licenses with respect to the other party's patents for agreed upon periods of time.

         Completion of the patent purchase and cross-licensing agreement is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  January 27, 1998.


                                S3 INCORPORATED



                                By   /s/ Walter D. Amaral
                                    -------------------------------------
                                    Walter D. Amaral, Chief Financial Officer



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